SALTON REPORTS THIRD QUARTER RESULTS

         COMPANY TO RESTRUCTURE U.S. OPERATIONS

LAKE FOREST, Ill.--(BUSINESS WIRE)--May 11, 2004--Salton, Inc. (NYSE: SFP) announced today its results for the third fiscal quarter ended March 27, 2004. The Company reported net sales of $191.4 million for the quarter versus $166.4 million for the same period in fiscal 2003. The increase in net sales was due primarily to continued expansion of the Company's international operations, which offset a $22.8 million decline in domestic market sales. The international expansion resulted from the Company's inclusion of Amalgamated Appliances Holdings Limited ("AMAP"). Salton reported a loss of $58.0 million or ($5.14 per share), versus a loss of $12.1 million or ($1.08 per share) for the third quarter of fiscal 2003. The 2004 third quarter loss included a non-cash asset impairment charge under SFAS No. 142, in accordance with U.S. GAAP, of $34.3 million, which is $29.9 million after tax or $2.65 per share.

Gross profit for the third fiscal quarter of 2004 was $38.6 million or 20.2% of net sales, compared to $37.3 million or 22.5% of net sales in the third quarter of fiscal 2003. The third quarter was impacted by lower margin sales of AMAP, increased distribution expenses and additional expenses for returns and allowances.

SG&A expenses increased to 35.7% of net sales or $68.3million in the third quarter of 2004 compared to 28.1% of net sales or $46.7 million for the third quarter of 2003. The increase was primarily due to an $8 million increase in reserves as a result of increased retailer deductions in the quarter. Management's desire to regain and preserve shelf space and maintain a competitive edge in a weakened consumer environment, led to providing the additional advertising and promotional support. Other increases include $2.6 million in legal and professional fees associated with litigation and Sarbanes-Oxley compliance and a $1.7 million charge to increase the allowance for doubtful accounts.

For the nine months ended March 27, 2004, Salton reported net sales of $827.0 million versus $705.7 million for the same period in fiscal 2003. Salton reported a loss of $44.9 million, or ($4.01 per share), versus net income of $16.8 million or $1.51 per share ($1.11 per diluted share) for the first nine months of fiscal 2003. These results included the non-cash pre-tax impairment charge of $34.3 million described above versus a non-cash impairment charge of $0.8 million in the similar period one year ago.

In light of the Company's third quarter results, the Company failed to comply with the consolidated fixed charge ratio contained in its senior secured revolving credit facility for the month ended March 27, 2004 and anticipates future near-term non-compliance with certain financial covenants. The senior lenders have agreed to a forbearance of their rights, until June 10, 2004, surrounding the exercising of their remedies arising from such covenant violations and certain anticipated violations during April and May, 2004. The Company is currently in discussions with its senior lenders with respect to an amendment to the senior secured revolving credit facility to establish, among other things, revised financial covenants.

The Company is implementing a U.S. restructuring plan in the domestic market, in order to align domestic operating costs with current sales levels. Salton plans to reduce annual domestic operating expenses by a minimum of $40 million through a reduction in advertising and coop expenses and through consolidation of U.S. operations. In connection with these initiatives, Salton expects to record significant charges in the fourth quarter.

"Our third quarter loss was impacted by significant promotional activity and lower sales in the U.S., which offset continued strength internationally," said Leonhard Dreimann, Chief Executive Officer of Salton, Inc. "We had to aggressively support our domestic retailers in order to maintain and regain shelf space. This led to higher marketing expenses and price concessions to retailers. However, we are determined to return our domestic operations to profitability and are immediately taking steps to do so. We have identified areas within our U.S. operations where we can eliminate costs. We have begun a rigorous evaluation of all of our business units and realize the immediate need to align our cost structure to support the current annual domestic business."

Business Outlook

"While we are pursuing these cost reduction initiatives immediately, we have positioned the Company for growth through new product initiatives," continued Mr. Dreimann. "We just completed the best Housewares Show we ever had. Retailer enthusiasm was high for our introduction of 40 new products and product groups, which compares to our launch of 6 last year.. We believe the introduction of the new George Foreman Grill line with removable plates will help to accelerate the replacement cycle for the product line. We have seen signs of stabilization in our domestic business, and our international operations continue to grow rapidly through strong results from South Africa, Europe, Australia and Brazil. We remain confident that a combination of new products and a lower cost structure will return Salton to profitability."

The Company will hold a conference call today at 9 a.m. ET. Leonhard Dreimann, Chief Executive Officer, William Rue, President and Chief Operating Officer and David Mulder, Executive Vice President, Chief Administrative Officer and Senior Financial Officer will host the call. Interested participants should call 800-472-8309 when calling within the United States or 706-643-9561 when calling internationally. Please reference Conference ID Number 7270389. There will be a playback available until midnight May 25, 2004. To listen to the playback, please call 800-642-1687 when calling within the United States or 706-645-9291 when calling internationally. Please use pass code 7270389 for the replay.

This call is being webcast and can be accessed at Salton's Web site at www.saltoninc.com until May 25, 2004. The conference call can be found under the subheadings, "Stock Quotes" and then "Audio Archives."

About Salton, Inc.

Salton, Inc. is a leading designer, marketer and distributor of branded, high quality small appliances, home decor and personal care products. Our product mix includes a broad range of small kitchen and home appliances, tabletop products, time products, lighting products, picture frames and personal care and wellness products. We sell our products under our portfolio of well recognized brand names such as Salton(R), George Foreman(R), Westinghouse(TM), Toastmaster(R), Melitta(R), Russell Hobbs(R), Farberware(R), Ingraham(R) and Stiffel(R). The company believes its strong market position results from its well-known brand names, high quality and innovative products, strong relationships with customer base and focused outsourcing strategy.

Certain matters discussed in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These factors include: the Company's ability to realize the benefits we expect from our U.S. restructuring plan; the Company's continued compliance with the terms of its forbearance agreement and amendment to its senior secured revolving credit facility; the Company's ability to amend certain financial covenants in its senior secured revolving credit facility and/or obtain extension(s) of the forbearance period beyond June 10, 2004; the Company's ability to secure additional sources of funds that it may require, including, if necessary, the refinancing of its senior secured revolving credit facility; the Company's substantial indebtedness and restrictive covenants in the Company's debt instruments; the Company's relationship and contractual arrangements with key customers, suppliers and licensors; pending legal proceedings; cancellation or reduction of orders; the timely development, introduction and customer acceptance of the Company's products; dependence on foreign suppliers and supply and manufacturing constraints; competitive products and pricing; economic conditions and the retail environment; the availability and success of future acquisitions; international business activities; the risks related to intellectual property rights; the risks relating to regulatory matters and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission Filings.

----------

Contact:
     Salton, Inc.
     David Mulder, 847-803-4600
     or
     CEOcast, Inc.
     Investor Relations:
     Ken Sgro, 212-732-4300

                                  SALTON, INC.
                           CONSOLIDATED BALANCE SHEET
                                   MARCH FY04

                             (Dollars in Thousands)
                                  (unaudited)

[SALTON, INC. LOGO]




ASSETS                                                               3/27/04        6/28/03
CURRENT ASSETS:
  Cash                                                              $  74,810      $  53,102
  Accounts Receivable, net                                            188,605        198,511
  Inventories, net                                                    275,227        217,317
  Prepaid expense and other current assets                             26,018         18,203
  Prepaid income taxes                                                 11,600          9,606
  Deferred tax asset                                                    8,989         12,824
                                                                    ------------------------
    Total current assets                                              585,250        509,564

Net Property, Plant and Equipment                                      71,590         69,970

Patents and trademarks                                                189,701        191,963
Goodwill                                                                    0         26,953
Other assets, net                                                      12,737         13,922
                                                                    ------------------------
TOTAL ASSETS                                                        $ 859,278      $ 812,372
                                                                    ========================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving line of credit and other current debt                   $  94,836      $  27,911
  Accounts payable                                                    137,001         73,548
  Accrued expenses                                                     77,437         54,613
                                                                    ------------------------
    Total current liabilities                                         309,274        156,072

Non-current deferred tax liability                                      5,294          8,311
L-T-D - Revolving Credit Agreement                                          0         76,119
Other Notes Payable                                                       874            873
Senior subordinated notes due 2005                                    125,000        125,000
Senior subordinated notes due 2008, including an adjustment
  of $10,206 and $12,081 to the carrying value related to
  interest rate swap agreements, respectively                         159,205        160,896
Other long term liabilities                                            18,527         16,240
                                                                    ------------------------
    TOTAL LIABILITIES                                                 618,175        543,511
Minority Interest                                                      21,360         14,957
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value; authorized,
    2,000,000 shares; 40,000 shares issued                                  0              0
Common stock, $.01 par value; authorized
  40,000,000 shares; issued and outstanding
  2004-11,370,282 shares, 2003-11,186,905 shares                          148            148
Treasury stock                                                        (65,793)       (67,019)
Additional paid-in capital                                             96,565         96,179
Accumulated other comprehensive income                                  8,174           (982)
Retained Earnings                                                     180,648        225,578
                                                                    ------------------------
    Total stockholders' equity                                        219,743        253,905
                                                                    ------------------------
TOTAL LIABILITIES AND STOCKHOLDER EQUITY                            $ 859,278      $ 812,372
                                                                    ========================

                                  SALTON, INC.
                         CONSOLIDATED INCOME STATEMENT
                                   MARCH FY04

                             (Dollars in Thousands)
                                  (unaudited)

[SALTON, INC. LOGO]


                                                        QTR 3               QTR 3         Year To Date     Year To Date
                                                        FY04                FY03           March FY04       March FY03
                                                     ------------------------------------------------------------------
Net Sales                                              $191,376            $166,364          $827,018          $705,668
Cost of Sales                                           135,971             115,688           546,601           446,151
Total Distribution Expense                               16,813              13,335            54,264            44,460
                                                     ------------------------------------------------------------------
Gross Profit                                             38,592              37,341           226,153           215,057
Intangible Impairment Loss                               34,324                   0            34,324               800
Total Selling, General & Administrative                  68,301              46,673           210,607           160,990
                                                     ------------------------------------------------------------------
Operating Income (Loss)                                 (64,033)             (9,332)         (18,778)            53,267
Interest (Income) Expense                                 9,783              10,012            29,794            30,646
FMV adjustment on Derivatives                                 0              (1,516)                0            (2,258)
                                                     ------------------------------------------------------------------
Income (Loss) Before Taxes                              (73,816)            (17,828)          (48,572)           24,879
Income Taxes                                            (16,588)             (5,753)           (8,296)            8,084
Minority Interest                                           790                   0             4,654                 0
                                                     ------------------------------------------------------------------
Net Income (Loss)                                      ($58,017)           ($12,075)         ($44,930)          $16,795
                                                     ==================================================================


Weighted avg common shares outstanding               11,276,572          11,182,348        11,217,907        11,141,321
Weighted avg common & common equiv share             11,276,572          11,182,348        11,217,907        15,100,023


Net income(loss) per common share: Basic                 ($5.14)             ($1.08)           ($4.01)            $1.51
Net income(loss) per common share: Diluted               ($5.14)             ($1.08)           ($4.01)            $1.11
